EXHIBIT 10.12

                                Billy Dead, Inc.
                               2312 Lorenzo Drive
                              Los Angeles, CA 90068

                    Agreement Regarding Board of Directorship
                  Between Billy Dead, Inc. and Peter S. Fuhrman

                              As of August 15, 2003

Mr. Peter S. Fuhrman
11925 Wilshire Boulevard, #207
Los Angeles, CA 90025

Dear Mr. Fuhrman:

      In consideration for your agreement to serve as a member of the Board of Directors of Billy Dead, Inc. (the "Company") and as a member of the Audit Committee and the Compensation Committee, we have consented to the transfer to you by Mr. Brett Young of 36,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, previously issued to him by the Company and subject to the terms of an agreement dated as of December 1, 2002 in form substantially similar to this Agreement.

            We have agreed that if you cease to be a director of the Company, for any reason, prior to the successful completion of the Company's initial public offering and the sale of the securities registered in connection with such offering (the "IPO"), the Company will have the right to repurchase all of the Shares for an aggregate price of $36 ($0.001 per Share). If you cease to be a director of the Company, for any reason, within one year following the successful completion of the IPO, the Company will have the right to repurchase 75% of the Shares, at a price of $0.001 per Share (as adjusted for stock splits, recapitalizations or the like). If you cease to be a director of the Company, for any reason, after the first anniversary of the completion of the IPO but before the second anniversary, the Company will have the right to repurchase 50% of the Shares, at a price of $0.001 per Share (as adjusted for stock splits, recapitalizations or the like). After the second anniversary of the successful completion of the IPO, the Company will no longer have any right to repurchase any of the Shares.

            Any certificates representing the Shares may have a restrictive legend to such effect reflecting the rights of the Company to repurchase the Shares.

            If the following accurately reflects our agreement, please sign below where indicated and return a copy to us at your earliest convenience.

                               Very truly yours,
                               BILLY DEAD, INC.


                               By: /s/ CHARLES F. RYAN III
                                  ---------------------------------------
                                  (Charles F. Ryan III)
                                  President and Chief Executive Officer

ACCEPTED AND AGREED:


/s/ PETER S. FUHRMAN
--------------------
(Peter S. Fuhrman)


                                     II-25